[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

October 26, 2006

Dryden Tax-Managed Funds

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re:	Dryden Large-Cap Core Equity Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel to Dryden Tax-Managed Funds, a Delaware statutory trust (formerly known as Prudential Tax-Managed Funds and prior thereto as Prudential Tax-Managed Equity Fund) (the “Trust”), in connection with certain matters relating to the formation of the Trust and the issuance of Shares in the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument (as defined below).

We understand that, pursuant to a Plan of Reorganization (the “Plan”) to be entered into by the Trust, on behalf of Dryden Large-Cap Core Equity Fund, a Series of the Trust (the “Acquiring Fund”), and Strategic Partners Mutual Funds, Inc. (“Mutual Funds”), on behalf of Strategic Partners Large Cap Core Fund, a series of Mutual Funds (the “Acquired Fund”), and subject to the conditions set forth therein, Shares of the Acquiring Fund will be distributed to the shareholders of the Acquired Fund in connection with the liquidation and termination of the Acquired Fund.

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plan; the Trust’s Registration Statement on Form N-14 as filed with the Securities and Exchange Commission on August 24, 2006 to which the Plan is attached as an exhibit (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on September 18, 1998 (the “Certificate”); the First Amendment to Certificate of Trust of the Trust as filed in the State Office on December 27, 1999; the Certificate of Amendment to the Certificate of Trust of the Trust as filed in the State Office on July 3, 2003; the Agreement and Declaration of Trust of the Trust dated September 17, 1998 (the “Original Governing Instrument”); the First Amendment to Agreement and Declaration of Trust of the Trust dated December 21, 1999 (the “First Amendment” and the Original Governing Instrument as amended

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October 26, 2006

by the First Amendment, the “First Intermediate Governing Instrument” and the First Intermediate Governing Instrument as amended by the April Resolutions (as defined below), the “Second Intermediate Governing Instrument” and the First Intermediate Governing Instrument as amended by the Amendment Resolutions (as defined below), the “Governing Instrument”); the By-laws of the Trust (the “By-laws” and, as amended by the Amendment Resolutions, the “Amended By-laws”); the Minutes of Organizational Meeting of the Trustees on November 7, 1998 (the “Organizational Meeting Minutes”); the Minutes of Special Telephone Meeting of Board of Trustees on December 21, 1999 (the “December 1999 Minutes”); Minutes of Joint Special Telephone Meeting of the Board of Trustees on December 12, 2002 (the “December 2002 Minutes”); Minutes of Regular Meeting of Board of Trustees on November 19, 2003 (the “November 2003 Minutes” and, collectively with the Organizational Meeting Minutes, the December 1999 Minutes and the December 2002 Minutes, the “Minutes”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on April 11, 2003 relating to certain amendments to the First Intermediate Governing Instrument and the By-laws (the “April Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on May 27, 2003 relating to certain amendments to the Second Intermediate Governing Instrument and the By-laws (collectively with the April Resolutions, the “Amendment Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust relating to the establishment of Classes of Shares of the Acquiring Fund and the approval and authorization of the Plan by the Trustees of the Trust (the “Authorizing Resolutions” and, collectively with the Governing Instrument, the Amended By-laws and all of the foregoing actions by the Trustees of the Trust, the “Governing Documents”); the Supplement to the December 30, 2002 Prospectus of the Trust on Form 497 as filed with the Securities and Exchange Commission on April 29, 2003; the Secretary’s Certificate of the Trust dated on or about the date hereof (the “Secretary’s Certificate”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and the Plan, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Plan and compliance with all other terms, conditions and restrictions set forth in the Plan and the Governing Documents in connection with the issuance of Shares; and (iv) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have

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October 26, 2006

assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. We note, however, that in our experience, it would not be necessary to review any documents in connection with this opinion other than the documents described herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents, including the Secretary’s Certificate, and on the accuracy, as of the date hereof and as of the date of the issuance of the Shares pursuant to the Plan, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.            The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2.            The Shares of the Acquiring Fund to be issued and delivered to shareholders of the Acquired Fund pursuant to the terms of the Plan, upon issuance, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement or a pre-effective amendment thereto. In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ MORRIS, NICHOLS, ARSHT & TUNNELL LLP

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